Exhibit 5.1

[Celanese Logo]

July 8, 2002	Julie K. Chapin	Celanese Americas Corporation
	Associate General Counsel	86 Morris Avenue
	Vice President & Secretary	Summit, NJ 07901

Celanese AG		Phone: 908 522 7812
Frankfurterstrasse 111		Fax: 908 522 3967
61476 Kronberg im Taunus		Email: julie.chapin@celanese.com
Germany

Ladies and Gentlemen:

This will refer to the Registration Statement on Form S-8 (the “Registration Statement”), filed by Celanese AG (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to 1,250,000 ordinary shares of no par value of the Company (the “Ordinary Shares”), relating to the Company’s 2002 Long Term Incentive Plan (the “Plan”).

As Vice President, Associate General Counsel and Secretary of Celanese Americas Corporation, a wholly-owned subsidiary of the Company, and the Authorized Representative of the Company, I am familiar with the Articles of Association of the Company and with its affairs, including the action taken by the Company in connection with the Plan. I have also examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

Based upon the foregoing, it is my opinion that:

(1)	The Company is duly incorporated and validly existing as a stock corporation under the laws of the Federal Republic of Germany.

(2)	All necessary corporate proceedings have been taken to authorize the issuance of the Ordinary Shares being registered under the Registration Statement, and all such Ordinary Shares, when issued and delivered pursuant to the Company’s Articles of Association and the Plan, and when the Registration Statement shall have become effective, will be legal and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ JULIE K. CHAPIN

(Julie K. Chapin)
Associate General Counsel,
Vice President and Secretary